Exhibit 99.1
News Release

Minerals Technologies Inc. Declares Quarterly Dividend

NEW YORK, Jul. 22, 2026 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”), a leading, technology-driven specialty minerals company, today announced that its Board of Directors declared a regular quarterly cash dividend of $0.12 (twelve cents) per share on the outstanding common stock of the company. The quarterly cash dividend announced today is payable on September 4, 2026, to shareholders of record at the close of business on August 14, 2026.

About Minerals Technologies Inc.
Minerals Technologies Inc. (NYSE:MTX) is a global, technology-driven specialty minerals company that sources, manufactures, sells, and distributes a wide range of minerals and mineral-based products and services. We utilize our global mineral reserves, combined with our core technologies and applications, to deliver innovative products that are an essential part of everyday life. We serve customers in consumer and industrial markets worldwide, have 4,000 employees in 34 countries, and reported global sales of $2.1 billion in 2025. For further information, visit www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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